EXHIBIT 3.1

                                           FILED   MARCH 18, 1983 - 2:00 P.M.

                 CERTIFICATE OF INCORPORATION OF

                       UNOCAL CORPORATION

       FIRST:  The name of this corporation is:

                       UNOCAL CORPORATION

       SECOND: The name and address of the registered agent of the corporation in the State of Delaware is:

                  The Corporation Trust Company
                      100 West Tenth Street
             Wilmington, New Castle County, Delaware

       THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       FOURTH: The total amount of capital stock which this corporation has the authority to issue is 260,000,000 shares of common stock $1.00 par value per share.

       FIFTH: The name and mailing address of the incorporator of the corporation is as follows:

                    Name                   Mailing Address
               George C. Bond               P.O. Box 7600
                                   Los Angeles, California  90051

       SIXTH: New bylaws may be adopted or the bylaws may be amended or repealed by a vote of seventy-five percent of the outstanding stock of the corporation entitled to vote thereon. Bylaws may also be adopted, amended or repealed by the Board of Directors as provided or permitted by law; however, any bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors shall require a resolution adopted by the affirmative vote of not less than seventy-five percent of the directors.

       SEVENTH: The number of directors which shall constitute the whole Board of Directors of the corporation shall be as specified in the bylaws of the corporation, subject to the provisions of Article SIXTH hereof and this Article SEVENTH. The board is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next following the end of the calendar year 1983, the directors first elected to Class II shall serve for a term ending on the second annual meeting next following the end of the calendar year 1983, and the directors first elected to Class III shall serve for a term ending on the third annual meeting next following the end of the calendar year 1983. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

       At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

       Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.
If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number or directors as possible, be allocated to one or two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

       EIGHTH: The affirmative vote of the holders of not less than seventy-five percent of the outstanding stock of the corporation entitled to vote shall be required for approval if (1) this corporation merges or consolidates with any other corporation if such other corporation and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than ten percent (10%) of the total voting power of all outstanding shares of the voting stock of this corporation (such other corporation being herein referred to as a "Related Corporation"), or if (2) this corporation sells or exchanges all or a substantial part of its assets to or with such Related Corporation, or if (3) this corporation issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of this corporation with or into such Related Corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was (i) approved by resolution of the Board of Directors adopted by the affirmative vote of not less than seventy-five percent of the directors prior to the acquisition of the beneficial ownership of more then ten percent (10%) of the total voting power of all outstanding shares of the voting stock of the corporation by such Related Corporation and its affiliates, nor shall it apply to any such transaction solely between this corporation and another corporation fifty percent (50%) or more of the voting stock of which is owned by this corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and in computing the percentage of outstanding voting stock beneficially owned by any person the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law. A "substantial part" of the corporation's assets shall mean assets comprising more than ten percent of the book value of fair market value of the total assets of the corporation and its subsidiaries taken as a whole.

       NINTH: No action shall be taken by the stockholders except at an annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

       TENTH: Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the by-laws of the corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that, if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Certificate of Incorporation or any amendment thereto, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

       ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article ELEVENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than seventy-five percent of the total voting power of all outstanding shares of voting stock of this corporation.

       THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does hereby make and file this certificate.


                                 /s/ George C. Bond
                                ----------------------------

March 18, 1983

                                              FILED JULY 27, 1984 - 4:30 P.M.

               CERTIFICATE OF CHANGE OF ADDRESS OF
            REGISTERED OFFICE AND OF REGISTERED AGENT
     PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


To:    DEPARTMENT OF STATE
       Division of Corporations
       Townsend Building
       Federal Street
       Dover, Delaware  19903

       Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

       1.  The name of the agent is:  The Corporation Trust Company

       2.  The address of the old registered office was:

                      100 West Tenth Street
                      Wilmington, Delaware  19801

       3. The address to which the registered office is to be changed is:

                      Corporation Trust Center
                      1209 Orange Street
                      Wilmington, Delaware  19801

           The new address will be effective July 30, 1984.

       4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

       IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant
Secretary this 25th day of July, 1984.


                                 THE CORPORATION TRUST COMPANY
                                 -----------------------------
                                   (Name of Registered Agent)

                                 By     /s/ Virginia Colvell
                                        ---------------------
                                        (Vice President)

Attest:

   /s/ Mary Murray
 ---------------------
  (Assistant Secretary)

 PAGE 1041


          STATE OF DELAWARE - DIVISION OF CORPORATIONS

                  CHANGE OF ADDRESS FILING FOR

              CORPORATION TRUST AS OF JULY 27, 1984

                            DOMESTIC



2005071 UNOCAL CORPORATION                        03/18/1983 D DE

                                               FILED MAY 1, 1986 - 10:00 A.M.

                    CERTIFICATE OF AMENDMENT
                 OF CERTIFICATE OF INCORPORATION
                               OF
                       UNOCAL CORPORATION
                     a Delaware Corporation

Claude S. Brinegar and R. O. Hedley certify that;

  1. They are a duly elected and acting Executive Vice President and Chief Financial Officer and the duly elected and acting
Secretary respectively, of Unocal corporation.

  2. The Certificate of Incorporation of Unocal corporation shall be amended by revising Article IV to read as follows:

       IV: The total number of shares of stock which the corporation shall have authority to issue is three hundred fifty million (350,000,000) shares, consisting of two hundred fifty million (250,000,000) shares of Common Stock, having a par value of $1.00 per share, and one hundred million (100,000,000) shares of Preferred Stock, having a par value of $0.10 per share.

       The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders, is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

  3. The foregoing amendment has been approved by the Board of Directors and by a vote of the Stockholders pursuant to Section 242 of the Delaware General Corporation Law at the annual meeting of Stockholders held on April 28, 1986.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on April 29, 1986.


                                                   ATTEST


/s/ Claude S. Brinegar                             /s/ R. O. Hedley
    ----------------------                        ---------------------
    Claude S. Brinegar                             R. O. Hedley
    Executive Vice President                       Secretary
    and Chief Financial Officer

  The undersigned Claude S. Brinegar and R. O. Hedley an Executive Vice President and Chief Financial Officer and Secretary, respectively of Unocal Corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

  Executed at Los Angeles, California, on April 29, 1986.




/s/ Claude S. Brinegar                             /s/ R. O. Hedley
- - ------------------------                            ----------------
  Claude S. Brinegar                                 R. O. Hedley

                                             FILED MAY 22, 1986 - 10:00 A.M.

                    CERTIFICATE OF CORRECTION

                   OF CERTIFICATE OF AMENDMENT

                 OF CERTIFICATE OF INCORPORATION

                               OF

                       UNOCAL CORPORATION

                     a Delaware Corporation


Claude S. Brinegar and R. O. Hedley certify that:

  1. They are a duly elected and acting Executive Vice President and Chief Financial Officer and the duly elected and acting
Secretary, respectively, of Unocal Corporation.

  2.  That a Certificate of Amendment of Certificate of
Incorporation was filed by the Secretary of State of Delaware on May 1, 1986 and that said Certificate requires correction as permitted by subsection (f) of Section 103 of The General
Corporation Law of the State of Delaware.

  3. The inaccuracy or defect of said Certificate to be corrected is as follows;

       The authorized number of common shares was incorrectly reduced.

  4. Article IV of the Certificate is corrected to read as follows;

       IV: The total number of shares of stock which the corporation shall have authority to issue is three hundred sixty million (360,000,000) shares, consisting of two hundred sixty million (260,000,000) shares of Common Stock, having a par value of $1.00 per share, and one hundred million (100,000,000) shares of Preferred Stock, having a par value of $0.10 per share.

       The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

  IN WITNESS WHEREOF, the undersigned have executed this Certificate on May 16, 1986.



/s/ Claude S. Brinegar                             /s/ R. O. Hedley
- - -----------------------                             ---------------
  Claude S. Brinegar                                 R. O. Hedley
  Executive Vice President and                       Secretary
  Chief Financial Officer

  The undersigned Claude S. Brinegar and R. O. Hedley, an Executive Vice President and Chief Financial Officer and Secretary, respectively of Unocal Corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

  Executed at Los Angeles, California, on May 16, 1986.




/s/ Claude S. Brinegar                             /s/ R. O. Hedley
- - ----------------------                             ------------------
    Claude S. Brinegar                                 R. O. Hedley

                                             FILED MAY 5, 1987 - 10:00 A.M.

                    CERTIFICATE OF AMENDMENT

                 OF CERTIFICATE OF INCORPORATION
                               OF
                       UNOCAL CORPORATION

                     a Delaware Corporation


Sam A. Snyder and R. O. Hedley certify that:

  1. They are a duly elected and acting Vice President and the duly elected and acting Secretary respectively, of Unocal Corporation.

  2. The Certificate of Incorporation of Unocal Corporation shall be amended by adding Article Twelfth to read as follows;

     TWELFTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

  3. The foregoing amendment has been approved by the Board of Directors and by a vote of the Stockholders pursuant to Section 242 of the Delaware General Corporation Law at the Annual Meeting of
Stockholders held on May 4, 1987.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on May 4, 1987.

                                              ATTEST


/s/ Sam A. Snyder                             /s/ R. O. Hedley
- - ------------------                            ----------------
  Vice President                                Secretary

  The undersigned Sam A. Snyder and R. 0. Hedley, a Vice President and Secretary, respectively of Unocal Corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

  Executed at Los Angeles, California, on May 4, 1987.




/s/ Sam A. Snyder                              /s/ R. O. Hedley
- - -----------------                             ------------------

                                         FILED FEBRUARY 6, 1990 - 12:00 P.M.

                   CERTIFICATE OF DESIGNATIONS

          SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK
                         $.10 Par Value

                               Of

                       UNOCAL CORPORATION

     Pursuant to Section 151 of the General Corporation Law
                    of the State of Delaware


          We, Sam A. Snyder, Vice President, and R. E. Jenkins,
Assistant Secretary, Of Unocal Corporation, a corporation organized and existing under the General Corporation of the State of Delaware, in accordance with the provisions Law Section 103 thereof, DO HEREBY CERTIFY:

          That Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on January 29, 1990 adopted the following resolution creating a series of 2,500,000 shares of Preferred Stock, par value $.10 per share, designated as Series A Junior Participating Cumulative Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $.10 per share (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 2,500,000.

          Section 2.  Dividends and Distributions.

          (a)  The holders of shares of Series A Preferred
Stock, in preference to the holders of shares of Common Stock, $1.00 per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of shares of
Series A Preferred Stock shall have the following voting rights:

          (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided in the Certificate of Incorporation of the Corporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c)  In addition, the holders of shares of Series A
Preferred Stock shall have the following special voting rights:

          In the event that at any time dividends on Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect three directors as the result of a prior or subsequent default in payment or dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect three directors at the next annual meeting of stockholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than three directors. Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults. At any time after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by three, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the additional directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Certificate of Incorporation of the Corporation or the Bylaws, the three additional directors shall be members of those respective classes of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote three members of the Board of Directors have been so elected. Upon the election at such meeting by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. The additional directors so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified or if any such director is a member of a class of directors under provisions dividing the directors into classes, each such director shall serve until the annual meeting at which the term of office of such director's class shall expire or until such director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock under the special voting rights set forth in this paragraph is up for election, said special class voting rights shall apply in the reelection of such director or in the election of such director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect three directors as above provided, the terms of office of all persons elected as directors by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, or elected to fill any vacancies resulting from the death, resignation, or removal of directors so elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, shall forthwith terminate and, if applicable, the number of directors shall be reduced accordingly. If, at any time after a special meeting of stockholders or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect three directors, the number of directors who have been elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock (or who by reason of one or more resignations, deaths or removals have succeeded an directors so elected) shall by reason of resignation, death or removal be less than three but at least one, the vacancy in the directors so elected by the holders of shares of the Series A Preferred Stock and each Other Series of Preferred Stock may be filled by the remaining director elected by such holders, and in the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one director so elected by such holders, the Secretary of the Corporation may, and upon the written request of he holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 day after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock the outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that Purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

          (d) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Certificate of Incorporation of the Corporation, as it may hereafter be amended.

          (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Certificate of Incorporation of the Corporation or herein or by law) for taking any corporate action.

          Section 4.  Certain Restrictions.

          (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided 1 Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not and shall cause its subsidiaries not to, directly or indirectly:

               (i) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
          Preferred Stock;

               (ii) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series
          A Preferred Stock, except dividends paid ratably on shares of the series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv)   purchase or otherwise acquire for
          consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series
          A Preferred Stock, except in accordance with a Purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorize but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of referred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

          Section 6.  Liquidation, Dissolution or Winding Up.
Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

          (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

          (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event that the Corporation shall at any time declare or pay any dividend on Common Stack payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In the event that the Corporation shall enter into any consolidation, merger combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  No Redemption.  The shares of Series A
Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Certificate of Incorporation of the Corporation or herein.

          Section 9. Rank. Unless otherwise provided in the Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

          Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the Outstanding shares of Series A Preferred Stock, voting together as a single series.

          Section 11. Fractional Shares. Series A Preferred Stock maybe issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the bolder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 31st day of January, 1990.




                                       /s/  Sam A. Snyder
                                       ------------------
                                       Sam A. Snyder
                                       Vice President



Attest:



/s/ R. E. Jenkins
- - ------------------
R. E. Jenkins
Assistant Secretary

                                    FILED MAY 4, 1990 - 9:00 A.M.

                    CERTIFICATE OF AMENDMENT
                 OF CERTIFICATE OF INCORPORATION
                               OF
                       UNOCAL CORPORATION

                     A Delaware Corporation

Sam A. Snyder and R. 0. Hedley certify that:

     1. They are a duly elected and acting Vice President and the duly elected and acting Secretary, respectively, of Unocal
Corporation.

     2. The Certificate of Incorporation or Unocal Corporation shall be amended by revising Article Fourth to read as follows:

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is eight hundred fifty million (850,000,000) shares, consisting of seven hundred fifty million (750,000,000) shares of Common Stock, having a par value of $1.00 per share, and one hundred million (100,000,000) shares of Preferred Stock, having a par value of $0.10 per share.

     The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the distribution, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

     3. The foregoing amendment has been approved by the Board of Directors and by a vote of the Stockholders pursuant to Section 242 of the Delaware General Corporation Law at the Annual Meeting of
Stockholders held on April 30, 1990.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on April 30, 1990.

                                   ATTEST


/s/ Sam A. Snyder                    /s/ R. O. Hedley
- - ------------------                    ----------------
    Vice President                      Secretary

     The undersigned Sam A. Snyder and R. 0. Hedley, Vice President and the Secretary, respectively, of Unocal Corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

     Executed at Los Angeles, California, on April 30, 1990.




/s/ Sam A. Snyder                    /s/ R. O. Hedley
- - ------------------                   ------------------

                                   State of Delaware
                                   Secretary of State
                                   Division of Corporations
                                   FILED JULY 22, 1992 - 1:40 P.M.


                    CERTIFICATE OF CORRECTION
                               TO
                   CERTIFICATE OF DESIGNATION
                               OF
                       UNOCAL CORPORATION


  UNOCAL CORPORATION, a Delaware corporation, pursuant to section
103(f) of the General corporation Law of the State of Delaware, certifies:

  FIRST: That the Certificate of Designation which vas filed with the Secretary of State of Delaware on February 6, 1990 is an inaccurate record of the corporate action therein referred to.

  SECOND:  That said Certificate of Designation was inaccurate in that
Section 6(a) states:

     "(a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or"

  THIRD: That section 6(a) of said Certificate of Designation in correct form is as follows:

  "(a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $100.00 per share ($1.00 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
  (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or"

  IN WITNESS WHEREOF, Unocal corporation has caused this Certificate of Correction to be signed by its President and attested by its Secretary this 21st day of July, 1992.



ATTEST                           UNOCAL CORPORATION



/s/ Dennis P. Codon              By  /s/ Thomas B. Sleeman
- - --------------------------       --------------------------
Dennis P. Codon, Secretary         Thomas B. Sleeman,
                                   Senior Vice President

                                        STATE OF DELAWARE
                                        SECRETARY OF STATE
                                        DIVISION OF CORPORATIONS
                                        FILED 7/22/92 - 1:41 P.M.

                       CERTIFICATE OF INCREASE

                                 OF

      SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK

                                 OF

                         UNOCAL CORPORATION

                  Pursuant to Section 151(g) of the
                  Delaware General Corporation Law


     In accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, Unocal Corporation, a Delaware corporation (the "Corporation") does hereby certify that the following resolution respecting its Series A Junior Participating Cumulative Preferred Stock was duly adopted by the Executive Committee of the Board of Directors of the Corporation, pursuant to authority conferred on the Executive Committee by the Board of Directors, at a meeting of the Executive Committee on July 20, 1992:

     RESOLVED, that the authorized number of shares of the Corporation's Series A Junior Participating Cumulative Preferred Stock, of which the designations, preferences and rights were set forth in a certificate filed with the Delaware Secretary of State on February 6, 1990, shall be increased from 2,500,000 shares to 3,000,000 shares.

  IN WITNESS WHEREOF, Unocal Corporation has caused this certificate to be signed by its President and attested by its Secretary this 21st day of July, 1992.


                                        /s/ Thomas B. Sleeman
                                        ----------------------
                                          Thomas B. Sleeman
                                          Senior Vice President

ATTEST:


/s/ Dennis P. Codon
- - --------------------
  Dennis P. Codon
  Secretary

                                             FILED JULY 24, 1992 - 12:00 P.M.

                   CERTIFICATE OF DESIGNATIONS
                             OF THE
                $3.50 CONVERTIBLE PREFERRED STOCK
                   (Par Value $0.10 Per Share)

                               OF
                       UNOCAL CORPORATION


                 Pursuant to Section 151 of the
        General Corporation Law of the State of Delaware



          The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Executive Committee of the Board of Directors (the "Board of Directors") of Unocal Corporation, a Delaware corporation (hereinafter called the "Corporation"), at meetings duly convened and held at which a quorum was present and acting throughout, and pursuant to authority duly delegated by the Board of Directors:

          RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and pursuant to the authority conferred on this Executive Committee by resolutions duly adopted by the Board of Directors, the Executive Committee authorizes the creation of a series of $3.50 Convertible Preferred Stock, par value $0.10 per share, of the Corporation upon the terms and conditions set forth herein and hereby fixes the designation and number of shares thereof and ratifies the voting powers (as previously established by resolution of the Board of Directors, as set forth in Section 7 below) and fixes the other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Certificate of Incorporation which may be applicable to the $3.50 Convertible Preferred Stock) as follows:

               1. Designation and Amount; Fractional Shares. There shall be a series of Preferred Stock of the Corporation designated as "$3.50 Convertible Preferred Stock" and the number of shares constituting such series shall be 11,000,000. Such series is referred to herein as the "Convertible Preferred Stock." The Convertible Preferred Stock is issuable solely in whole shares which shall entitle the holder to exercise voting rights, to participate in distributions and to have the benefit of all other rights of holders of Convertible Preferred Stock.

               2. Par Value. The par value of each share of Convertible Preferred Stock shall be $0.10.

               3.     Dividends.

                     (a) The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, out of funds at the time legally available therefor, cash dividends at an annual rate of $3.50 per share, and no more, which shall be fully cumulative, shall accrue without interest from the date shares of Convertible Preferred Stock are first issued (the "Date of Original Issue") and shall be payable in cash quarterly in arrears on January 15, April 15, July 15 and October 15 of each year commencing October 15, 1992 (each, a "Dividend
          Payment Date") (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Corporation on such record dates, not more than sixty days nor less than ten days preceding the payment dates for such dividends, as are fixed by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof (each, a "Record Date").
          For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York or in Los Angeles, California. Subject to paragraph (c) of this Section 3, dividends on account of arrearages for any past Dividend Period (as defined below) may be declared and paid at any time, without reference to any regular Dividend Payment Date.

               Holders of shares of Convertible Preferred Stock called for redemption on a redemption date between a Record Date and the corresponding Dividend Payment Date shall not be entitled to receive the dividend payable on such Dividend Payment Date. As used herein, (i) the term "Initial Dividend Period" shall mean the period from and including the Date of Original Issue to and excluding October 15, 1992, (ii) the term "Subsequent Dividend Period" shall mean the applicable period from January 15 to and excluding the next April 15, from April 15 to and excluding the next July 15, from July 15 to and excluding the next October 15 or from October 15 to and excluding the next January 15, or, in each such case as to particular shares of the Convertible Preferred Stock, such shorter period during which such shares of the Convertible Preferred Stock are outstanding (excluding the last day of such shorter period), but shall not include the Initial Dividend Period and (iii) the term "Dividend Period" shall mean the Initial Dividend Period or any Subsequent Dividend Period, as the context requires.

               (b) The amount of dividends payable on each share of the Convertible Preferred Stock for each full quarterly Dividend Period during which such share was outstanding shall be $0.875. For the Initial Dividend Period and any Subsequent Dividend Period during which such share was not outstanding for a full quarterly Dividend Period, the amount of dividends payable on each such share of the Convertible Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise provided herein, dividends on each share of the Convertible Preferred Stock will be cumulative from the Date of Original Issue to and excluding the earlier to occur of (A) the date of redemption of such share of the Convertible Preferred Stock and (B) the date of final distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Holders of shares of the Convertible Preferred Stock shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of the Convertible Preferred Stock which may be in arrears. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend with respect to shares of the Convertible Preferred Stock.

               (c) No full dividends shall be declared or paid or set apart for payment for any period on any class or series of the Corporation's capital stock hereafter issued ranking junior to or on a parity with the Convertible Preferred Stock (including the Corporation's Series A Junior Participating Cumulative Preferred Stock) as to dividends unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of the payment of such full cumulative dividends. When dividends are not paid in full on the Convertible Preferred Stock and on any other series of the Corporation's preferred stock ranking on a parity as to dividends with the Convertible Preferred Stock, all dividends declared upon all outstanding shares of the Convertible Preferred Stock and shares of such other series of preferred stock will be declared pro rata so that the amounts of dividends declared per share on the Convertible Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of the Convertible Preferred Stock and such other preferred stock bear to each other.

               (d) No dividend (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section 3) may be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends or upon liquidation, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or in exchange for stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation) unless full cumulative dividends on all outstanding shares of the Convertible Preferred Stock have been paid or declared and set apart for payment for all dividend payment periods ending on or prior to the date of declaration, payment, redemption, purchase or acquisition of the Common Stock or such other preferred stock referred to above in this paragraph (d); provided, however, that notwithstanding the above, the Corporation shall have the right to redeem the Preferred Stock Purchase Rights, as defined in Section 6(k), and nothing herein shall prevent the Corporation from making contributions to its employee benefit plans.

               (e) Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

               4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of a share of Convertible Preferred Stock shall be entitled to receive, and be paid out of the assets of the Corporation available for distribution to its stockholders, a liquidation preference in the amount of $50.00 per share, plus all accumulated and unpaid dividends on such share on the date of final distribution to the holders of shares of Convertible Preferred Stock, whether or not declared, without interest, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class of the Corporation's stock ranking junior to the Convertible Preferred Stock upon liquidation (including the Corporation's Series A Junior Participating Cumulative Preferred Stock). If, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the liquidation preference of the Convertible Preferred Stock and any other shares of the Corporation's stock ranking on a parity with the Convertible Preferred Stock are not paid in full, the holders of Convertible Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full distributable amounts to which they are entitled as measured by the liquidation preferences of the Convertible Preferred Stock and such other stock. After payment in full of the preferences of the shares of the Convertible Preferred Stock upon liquidation, dissolution or winding up, the holders of such shares in their capacity as such shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with or into another corporation nor a merger of any other corporation with or into the Corporation, nor the sale of all or substantially all of the

          Corporation's property or business (other than in connection with a winding up of its business) will be considered a liquidation, dissolution or winding up of the Corporation.

               5. Redemption at Option of the Corporation. (a) The Convertible Preferred Stock may not be redeemed by the Corporation prior to July 15, 1996. On or after July 15, 1996, the Convertible Preferred Stock may be redeemed by the Corporation, at its option on any date set by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof), in whole or in part, out of funds legally available therefor, at any time or from time to time, at the following redemption prices per share (expressed as a percentage of the $50.00 liquidation preference thereof), if redeemed during the 12-month period beginning July 15 of the year indicated:

                          Year               Redemption Price
                          ----               ----------------
                          1996                   104.2%
                          1997                   103.5%
                          1998                   102.8%
                          1999                   102.1%
                          2000                   101.4%
                          2001                   100.7%

          and thereafter at $50.00 per share, plus, in each case, an amount in cash equal to all accumulated and unpaid dividends thereon, whether or not declared, to but excluding the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price."

               (b) In case of the redemption of less than all of the then outstanding shares of Convertible Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) may determine to be equitable, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accumulated and in arrears upon all shares of Convertible Preferred Stock shall have been paid for all Dividend Periods terminating on or prior to the redemption date.

               (c) Not more than sixty nor less than thirty days prior to the redemption date fixed by the Board of Directors, notice by first class mail, postage prepaid, shall be given to the holders of record of shares of the Convertible Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the

          Corporation. Each such notice of redemption shall specify (i) the date fixed for redemption, (ii) the number of shares of Convertible Preferred Stock to be redeemed, and if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the Redemption Price, (iv) the place or places of payment,
          (v) that payment will be made upon presentation and surrender of the certificates representing shares of Convertible Preferred Stock, (vi) that on and after the redemption date dividends will cease to accumulate on such shares, (vii) the then-effective conversion price
          (as defined in Section 6) and (viii) that the right of holders to convert shares of Convertible Preferred Stock shall terminate at the close of business on the date fixed for redemption (unless the Corporation defaults in the payment of the Redemption Price).

               (d) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for each such share. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares. Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, (i) dividends with respect to the shares so called shall cease to accrue on the date fixed for redemption, (ii) such shares shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be stockholders of the Corporation and (iv) all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price for each share without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the shares of Convertible Preferred Stock which were to be redeemed, then the certificates evidencing such shares shall be deemed not to be surrendered, such shares shall remain outstanding and the right of holders of shares of Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Convertible Preferred Stock.

               (e) The shares of Convertible Preferred Stock shall not be subject to the operation of any mandatory redemption, purchase, retirement or sinking fund.

               6.     Conversion Privileges.

               (a) Rights of Conversion. Each holder of shares of Convertible Preferred Stock shall have the right, at such holder's option, to convert all or a portion of the shares held, at any time after September 6, 1992, and prior to the close of business on the date fixed for redemption of such shares as herein provided, into fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) and such other securities and property as hereinafter provided, at the rate of that number of shares of Common Stock for each full share of Convertible Preferred Stock that is equal to $50.00 divided by the conversion price applicable per share of Common Stock. For purposes of this resolution, the "conversion price" applicable per share of Common Stock shall initially be equal to $30.75, and shall be adjusted from time to time in accordance with the provisions of this Section 6. Any share of Convertible Preferred Stock may be converted, at the request of its holder, in part into Common Stock.

               For the purpose of this Section 6, the term "Common Stock" shall mean the class designated as Common Stock, par value $1.00 per share, of the Corporation as of July 21, 1992, or such class as it shall be constituted from time to time.

               (b) Conversion Procedures. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by (i) an irrevocable written notice to the Corporation that the holder elects to convert such shares of Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued and (ii) if required pursuant to Section 6(f), an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

               Holders of shares of Convertible Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable on those shares (except as provided in the penultimate sentence of Section 3(a)) on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Record Date and prior to the Dividend Payment Date. However, shares of Convertible Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date
          (except as provided in the penultimate sentence of Section 3(a)) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Convertible Preferred Stock on a Record Date who tenders any such shares for conversion into shares of Common Stock on or after such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Convertible Preferred Stock on such Dividend Payment
          Date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion. Except as provided for above, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion (whether or not in arrears) or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock.

               The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such offices of such transfer agent to the person for whom such shares of Convertible
          Preferred Stock are so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph, each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Convertible Preferred Stock to be converted shall have been surrendered together with the irrevocable written notice and payment of taxes (if applicable) as provided for in clauses (i) and (ii) above and an amount equal to the dividend payable (if appropriate) as provided in the second paragraph of this
          Section 6(b), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion price in effect on the date on which such shares shall have been surrendered and such notice (and, if applicable, payments) received by the Corporation.

               (c)    Adjustment of Conversion Price.  The
          conversion price at which a share of Convertible
          Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

                      (i)  In case the Corporation shall pay or
               make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Corporation which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such dividend or other distribution had not been fixed.

                      (ii)  In case the Corporation shall pay or
               make a dividend or other distribution on its Common
               Stock consisting exclusively of rights or warrants entitling the holders thereof to subscribe for or purchase, during a period not exceeding 45 days from the date of such dividend or other distribution, shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (v) of this Section 6(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common
               Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. To the extent that shares of Common
               Stock are not delivered after the expiration of such rights or warrants, the conversion price shall be readjusted to the conversion price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

                      (iii)  In case outstanding shares of Common
               Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                      (iv)  Subject to the last sentence of this
               subparagraph (iv), in case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting of evidences of its indebtedness, shares of any class of capital stock or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 6(c), and excluding any dividend or distribution (x) in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,
               (y) paid exclusively in cash or (z) referred to in subparagraph (i) of this Section 6(c)) (any of the foregoing being hereinafter in this subparagraph (iv) called the "Securities"), then, in each such case, unless the Corporation elects to reserve such Securities for distribution to the holders of the Convertible Preferred

               Stock upon the conversion of the shares of Convertible Preferred Stock so that any such holder converting shares of Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the determination of stockholders entitled to receive such distribution of the Securities, converted its shares of Convertible Preferred Stock into Common Stock, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect on the date fixed for determination of stockholders of record entitled to receive such Securities by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (v) of this Section 6(c)) of the Common Stock on the date fixed for such determination less the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be), on the date fixed for such determination, of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock on the date fixed for such determination, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share
               (as defined in subparagraph (v) of this
               Section 6(c)) of the Common Stock on the date fixed for such determination, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Convertible Preferred
               Stock shall have the right to receive upon conversion the amount and kind of Securities such holder would have received had he converted each such share of Convertible Preferred Stock on the date fixed for determination of stockholders entitled to receive such Securities. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such dividend or distribution had not occurred. To the extent that such Securities consist of any rights or warrants (other than those referred to in subparagraph (ii) of this
               Section 6(c)) and the evidences of indebtedness, shares or assets issuable on exercise thereof are not delivered after the expiration of such rights or warrants, the conversion price shall be readjusted to the conversion price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the evidences of indebtedness, shares or assets actually delivered.
               If the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph
               (v) of this Section 6(c).

                      (v)  For the purpose of any computation
               under subparagraphs (ii) and (iv) of this
               Section 6(c) and under Section 6(h), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily
               Closing Prices (as defined in Section 6(i)) for the ten consecutive Trading Days prior to and including the date in question; provided, however, that
               (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i), (ii), (iii) or (iv) above or Section 6(h) occurs during such ten consecutive Trading Days and prior to the "ex" date for the issuance, distribution or Fundamental
               Change requiring such computation, the Closing
               Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i), (ii), (iii) or (iv) above or
               Section 6(h) occurs on or after the "ex" date for the issuance, distribution or Fundamental Change requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event (provided that in the event that such fraction is required to be determined at a date subsequent to the date in question and with reference to events taking place subsequent to the date in question, the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be, shall estimate such fraction based on assumptions it deems reasonable regarding such events taking place subsequent to the date in question, and such estimated fraction shall be used for purposes of such adjustment until such time as the actual fraction by which the conversion price is so required to be adjusted as a result of such other event is determined), and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading
               Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of paragraph (iv) of this
               Section 6(c), whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) of the evidence of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance, distribution or Fundamental Change, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance, such distribution or the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

                      (vi)  The Corporation may make such
               reduction in the conversion price, in addition to those required by subparagraphs (i), (ii), (iii) and (iv) of this Section 6(c) or by Section 6(h), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by law, the Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Convertible Preferred
               Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

                      (vii)  No adjustment in the conversion price
               shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph
               (vii) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

                      (viii)  Notwithstanding any other provision
               of this Section 6, no adjustment to the conversion price shall reduce the conversion price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the conversion price to such par value. The Corporation hereby covenants not to take any action
               (1) to increase the par value per share of the Common Stock or (2) that would or does result in any adjustment in the conversion price that, if made without giving effect to the previous sentence, would cause the conversion price to be less than the then par value per share of the Common Stock; provided however, that the covenant in this sentence shall be suspended if within ten days of determining in good faith that such action would result in such adjustment (but not later than the business day following the effectiveness of such adjustment), the Corporation gives notice of redemption of all outstanding shares of the Convertible Preferred Stock, and effects the redemption referred to in such notice on the redemption date referred to therein in compliance with Section 5, but the covenant in this sentence shall be retroactively reinstated if such notice or redemption does not occur.

                      (ix)  Whenever the conversion price is
               adjusted as herein provided:

                      (1) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

                      (2)  a notice stating the conversion price
                      has been adjusted and setting forth the
                      adjusted conversion price shall as soon as practicable be mailed by the Corporation to all record holders of shares of Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

                      (x)  In any case in which this subparagraph
               (c) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (y) issuing to the holder of any share of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (z) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to subparagraph (d) of this Section 6.

               (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred
          Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined or prescribed by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof), which, so long as the Common Stock is listed on the New York Stock Exchange, shall be the Closing Price on the New York Stock Exchange at the close of business on the Trading Day immediately preceding the date of conversion.

               (e)    Reclassification, Consolidation, Merger or
          Sale of Assets. In the event that the Corporation shall be a party to any transaction constituting a recapitalization, reclassification, consolidation, merger, sale or transfer of all or substantially all of its assets or share exchange (including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock)), (ii) any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), (iii) any sale or transfer of all or substantially all of the assets of the Corporation, or
          (iv) any compulsory share exchange pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property), then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, to convert such share only into
          (1) in the case of a Non-Stock Fundamental Change (as defined in Section 6(i)) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of
          Section 6(h), and (2) in the case of a Common Stock
          Fundamental Change (as defined in Section 6(i)), into common stock of the kind received by holders of Common
          Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of
          Section 6(h).  The Corporation or the person formed by
          such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfer or share exchanges.

               (f) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock (and associated Preferred Stock Purchase Rights) free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock (and associated Preferred Stock Purchase Rights) if at any time the number of shares of authorized and unissued Common Stock (and associated Preferred Stock Purchase Rights) shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock.

               If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, in good faith and as expeditiously as possible, endeavor, if permitted by the rules of such exchange, to list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

               The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (g)    Prior Notice of Certain Events.  In case:

                      (i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or
               (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

                      (ii)  the Corporation shall authorize the
               granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than Preferred Stock Purchase Rights); or

                      (iii)  of any reclassification of Common
               Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                      (iv)  of the voluntary or involuntary
               dissolution, liquidation or winding up of the Corporation;

          then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if a record is not be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

          (h) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 6 to the contrary, if any Fundamental Change (as defined in Section 6(i)) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each share of Convertible Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

          For purposes of calculating any adjustment to be made pursuant to this Section 6(h) in the event of a Fundamental Change, immediately after such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of stockholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):

               (i) in the case of a Non-Stock Fundamental Change, the conversion price of the Convertible Preferred Stock shall become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Section 6, and (B) the product of (1) the greater of the Applicable Price (as defined in Section 6(i)) or the then applicable Reference Market Price (as defined in Section 6(i)) and (2) a fraction the numerator of which shall be $50.00 and the denominator of which shall be the then current Redemption Price per share of Convertible Preferred Stock if the redemption date were the date of such Non-Stock Fundamental Change (such denominator being the sum of (x) the product of $50.00 and the percentage (expressed as a decimal) set forth in the table contained in Section 5(a) above, or the percentage determined as follows: if the Non-Stock Fundamental Change occurs during the period commencing on the Date of Original Issue of the Convertible Preferred Stock and ending July 14, 1993, 107.0% and for the 12-month periods commencing July 15, 1993, 1994, and 1995, 106.3%, 105.6%, and 104.9%, respectively, and
          (y) any accrued and unpaid dividends thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change); and

               (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Convertible Preferred Stock shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Section 6, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined in Section 6(i)) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which
          (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (except for cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the shares of Convertible Preferred Stock immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

          (i) Definitions. The following definitions shall apply to terms used in this Section 6:

               (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and
          (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for one share of the Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets. The Closing Price on any Trading Day may be subject to adjustment as provided in Section 6(c)(v).

               (2) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the date in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or a price determined in good faith by the Board of Directors. The Closing Price on any Trading Day may be subject to adjustment as provided in Section 6(c)(v).

               (3) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Corporation or, to the extent permitted by applicable law, a duly authorized committee thereof) of the consideration received by the holders of Common Stock pursuant to such transaction consists of common stock that, for the consecutive ten Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market System; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or
          (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Convertible Preferred Stock.

               (4) "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any series of transactions or events, for purposes of adjustment of the conversion price such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transaction or event as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets; provided, further, that such term does not include
          (i) any such transaction or event in which the Corporation and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (ii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Corporation if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

               (5)  "Non-Stock Fundamental Change" shall mean any
          Fundamental Change other than a Common Stock Fundamental
          Change.

               (6) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock. The Closing Price on any Trading Day may be subject to adjustment as provided in
          Section 6(c)(v).

               (7) "Reference Market Price" shall initially mean $17.00 (which is an amount equal to 66 2/3% of the reported last sales price for the Common Stock on the New York Stock Exchange on July 20, 1992), and in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the

          Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $17.00 to the initial conversion price set forth in Section 6(a) above.

               (8) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the National Market System of the NASDAQ, a day on which trade may be made on such National Market System or
          (z) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (j) Dividend or Interest Reinvestment Plans: Other. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Stock was first designated (except as expressly provided in Section 6(c)(ii) with respect to certain events under the Rights Agreement, dated as of January 29, 1990, between the Corporation and Manufacturers Hanover Trust Company of California (the "Rights Agreement")), and any issuance of Preferred Stock Purchase Rights, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into exchangeable for stock) of the Corporation except as specifically described in this
Section 6. Except as expressly set forth above, if any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

          (k)  Preferred Stock Purchase Rights.

               (i) So long as Preferred Stock Purchase Rights of a kind similar to those declared and distributed by the

          Corporation's Board of Directors in January 1990, as the same may hereafter be amended or reissued ("Preferred Stock Purchase Rights"), are attached to the outstanding shares of Common Stock of the Corporation, each share of Common Stock issued upon conversion of the shares of Convertible Preferred Stock prior to the earliest of any Distribution Date (as defined in the Rights Agreement), the date of redemption of the Preferred Stock Purchase Rights or the date of expiration of the Preferred Stock Purchase Rights shall be issued with Preferred Stock Purchase Rights in a number equal to the number of Preferred Stock Purchase Rights then attached to each such outstanding share of Common Stock.

               (ii) For the purposes of Section 6(c)(ii), upon the earlier to occur of (x) the eleventh Business Day (as such term is defined in the Rights Agreement) following a 15% Ownership Date (as such term is defined in the Rights Agreement) and (y) a Section 13(a) Event (as such term is defined in the Rights Agreement), then an issuance of rights to purchase shares of Common Stock during a period not exceeding 45 days from the date of such dividend or other distribution shall be deemed to have occurred, unless a Redemption Date or an Expiration Date (as such terms are defined in the Rights Agreement) has occurred prior to such eleventh Business Day or such
          Section 13(a) Event, as the case may be, or unless the Company has taken action pursuant to Section 7(e) of the Rights Agreement to substitute other consideration for all or any portion of the Series A Junior Participating Cumulative Preferred Stock otherwise issuable upon exercise of a Preferred Stock Purchase Right. For purposes of the reduction of the conversion price provided for in Section 6(c)(ii) upon such deemed issuance of rights, each share of Series A Junior Participating Cumulative Preferred Stock shall be deemed to constitute 100 shares of Common Stock (subject to adjustment as provided in the Rights Plan), and the date fixed for determination of stockholders entitled to receive such rights shall be the close of business on the tenth such Business Day following such 15% Ownership Date or the date of such Section 13(a) Event, as the case may be; provided, however, that the current market price per share of the Common Stock shall be determined based on the ten consecutive trading days prior to and including the Distribution Date.

               (iii) For the purposes of Section 6(c)(iv), if the Company has taken action pursuant to Section 7(e) of the Rights Agreement to substitute other consideration for all or any portion of the Series A Junior Participating Cumulative Preferred Stock otherwise issuable upon exercise of a Preferred Stock Purchase Right, upon the earlier to occur of (x) the eleventh Business Day following a 15% Ownership Date and (y) a Section 13(a) Event, then an issuance of Securities shall be deemed to have occurred, unless a Redemption Date or an Expiration Date has occurred prior to such eleventh Business Day or such Section 13(a) Event, as the case may be. For purposes of the reduction of the conversion price provided for in Section 6(c)(iv) upon such deemed issuance of Securities, the date fixed for determination of stockholders entitled to receive such rights shall be the close of business on the tenth such Business Day following such 15% Ownership Date or the date of such
          Section 13(a) Event, as the case may be; provided, however, that the current market price per share of the Common Stock shall be determined based on the ten consecutive trading days prior to and including the Distribution Date.

               (iv)  For purposes of Section 6(c)(ii) and Section
          6(c)(iv), the redemption by the Corporation of Preferred Stock Purchase Rights shall be deemed to be an expiration of such rights.

               (v) If any Convertible Preferred Stock has been converted on or after the Distribution Date and on or before the tenth Business Day following such 15% Ownership Date or the date of such Section 13(a) Event, as the case may be, then as soon as practicable following the date on which the adjustment required by subsection
          (ii) or (iii) of this Section 6(k) is made, the Corporation shall issue to the holder of the Convertible Preferred Stock so converted a number of additional shares of Common Stock (and cash in lieu of any fractional share) that would have been issuable upon such conversion had such adjustment been made immediately prior to such conversion.

          (l)  Exclusion of Treasury Shares.  For purposes of this
Section 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

          (m)  Special Provisions Regarding Adjustment of
Conversion Price. In the event that the provisions hereof specifying the methods by which the conversion price is adjusted would require a conversion price adjustment that is determined in good faith by the Board of Directors of the Corporation or, to the extent permitted by applicable law, a duly authorized committee thereof to be inconsistent with the purposes of the provisions hereof providing for conversion price adjustments (generally, to place the holders of the Convertible Preferred Stock in a position equivalent to the position they were in prior to the event requiring an adjustment to the conversion price), the Board of Directors of the Corporation or, to the extent permitted by applicable law, a duly authorized committee thereof may determine an adjustment (in lieu of that required pursuant to such provisions) that it determines in good faith to be consistent with such purposes, which determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be.

          7.   Voting Rights

          (a) General. The holders of Convertible Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each such share held. Any shares of Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

          (b) Default Voting Rights. Whenever dividends on the Convertible Preferred Stock or any other class or series of the Corporation's preferred stock hereafter issued ranking, as to dividends, on a parity with the Convertible Preferred Stock shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors shall be increased by two, effective as of the time of election of such directors and (ii) the holders of the Convertible Preferred Stock (voting separately as a class with all other affected classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation. The right of the holders of the Convertible Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Convertible Preferred Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Convertible Preferred Stock and such other preferred stock to vote for such two additional directors. Each such director so elected shall serve until the next annual meeting and until his successor is elected, unless his term of office is terminated earlier as provided in the preceding sentence.

          The foregoing right of the holders of the Convertible
Preferred Stock with respect to the election of two directors may be exercised at the next annual meeting of stockholders following the default or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Convertible

Preferred Stock more than ninety days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within twenty days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Convertible Preferred Stock, call a special meeting of the holders of the Convertible Preferred Stock to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

          The holders of the Convertible Preferred Stock and such other preferred stock referred to above voting as a class shall have the exclusive right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 7.

          (c) Class Voting Rights. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% (or such higher percentage, if any, as may then be required by applicable law) (i) of all outstanding shares of the Convertible Preferred Stock, voting separately as a class, amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock or (ii) of all outstanding shares of the Convertible Preferred Stock and any other series of preferred stock of the Corporation ranking on a parity with the Convertible Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, create, authorize or issue, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any preferred stock of the Corporation ranking senior to the Convertible Preferred Stock as to dividend or liquidation rights, or any security convertible into such stock. A class vote on the part of the Convertible Preferred Stock shall, without limitation, specifically not be required (except as otherwise required by law or resolution of the Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Convertible Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any notes, commercial paper, bonds, mortgages, debentures or other obligations of the Corporation.

          8. Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:

          (i) prior to the Convertible Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Convertible Preferred Stock.

          (ii) on a parity with the Convertible Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Convertible Preferred Stock, if the holders of such class of stock and the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other, and

          (iii) junior to the Convertible Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or Series A Junior Participating Cumulative Preferred Stock or any other class or series of capital stock of the Corporation if the holders of Convertible Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

          9. Outstanding Shares. For purposes of this Certificate of the Designations, Powers, Preferences and Rights, all shares of Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Convertible Preferred Stock that have been so called for redemption under
Section 6, to the extent provided thereunder, (ii) from the date of surrender of a certificate evidencing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock represented by such certificate and converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any majority-owned subsidiary of the Corporation.

          10. Status of Acquired Shares. Shares of Convertible Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 6 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

          11. Preemptive Rights. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

          12. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

          IN WITNESS WHEREOF, Unocal Corporation has caused this Certificate to be made under the seal of the Corporation and signed by Thomas B. Sleeman, its Senior Vice President, and attested by Dennis P. Coon, its Secretary, on the 23rd day of July, 1992.


                                       UNOCAL CORPORATION


                                       By:  /s/ Thomas B. Sleeman
                                       --------------------------
                                       Name: Thomas B. Sleeman
                                       Title: Senior Vice President





Attest:


  /s/ Dennis P. Codon
- - ----------------------
Name: Dennis P. Codon
Title: Secretary